Exhibit 99.1

Republic Bancorp, Inc. Reports First Quarter Net Income of $26.7 Million Amid COVID-19 Considerations

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 23, 2020--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) reports net income of $26.7 million for the first quarter of 2020, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $1.28, return on average assets (“ROA”) of 1.90%, and return on average equity (“ROE”) of 13.71%. Net income was down 10% from the first quarter of 2019 primarily as a result of an increase in the Company’s estimated Allowance for Credit Losses in response to the potential impact of the COVID-19 pandemic.

Steve Trager, Chairman & CEO of Republic commented, “While we are proud of many of our operating metrics for the quarter, certainly the last month of the quarter was primarily focused on the impact of the COVID-19 pandemic and our corporate response to it. In that regard, our primary focus in response to the pandemic has been:

(1) safeguarding the health of our associates and our clients;

(2) cushioning our clients from the pandemic’s negative economic impact;

(3) mitigating our risk of loss; and

(4) measuring, forecasting and planning for the negative financial impact of the pandemic on a go-forward basis.

“With respect to safeguarding of our associates and our clients, we quickly and successfully enacted a social distancing protocol, which allowed the substantial majority of our back-office operations to work from home. For those personnel not able to work from home, we have physically distanced these associates from each other within our office space. Within our banking centers, we changed our in-person client service hours to be by appointment-only in order to limit the number of people within the banking centers at any point in time. In addition, we diverted much of our client service interaction to our drive-thru operations, with many of our drive-thru transactions facilitated through interactive teller machines (“ITMs”).

“To help cushion the impact of the pandemic on our deposit clients, we suspended certain deposit fees for transaction accounts for a yet-to-be-determined period of time. In addition, we also began waiving early withdrawal penalties for our term certificates of deposits (“CDs”) during the crisis so our clients can access this source of funds at no additional cost. For our consumer and commercial loan clients, we began offering various payment relief options depending on the loan program. Perhaps most importantly, we quickly refocused our salesforce and many of our back-office operations to facilitate the U.S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). We are extremely proud of our Company-wide PPP effort, as we were up and running the first day of the program and accepted over $200 million in applications for our small business clients during the program’s first weekend.

“In order to mitigate future risks and uncertainties, we have increased our communications across the organization. We started with our Business Continuity Planning team, enacting a seven-day-a-week daily call with our sales and operational areas to ensure that everyone is aware of the major issues at hand and that we are protecting the Company’s assets while providing proper service and attention to our clients.

“In addition to our daily operational calls, we have added a second Asset-Liability Committee (“ALCO”) meeting each week to ensure our liquidity monitoring remains diligent and our loan and deposit pricing remains appropriate for the current risk environment. We also took steps during the quarter to fortify our liquidity position over the near term for any possible unanticipated cash-flow needs.

“While our regulatory capital currently remains well above “well capitalized” levels and our asset mix is well diversified and sound as of March 31, 2020, we are certainly not immune from the inherent risk in our loan portfolio. As a result, we have made changes to our overall underwriting matrices, including revisions to many of our minimum credit score requirements as well as our loan-to-value maximums for newly underwritten commercial and residential clients. With the on-going fluidity in the pandemic situation, we will continue to closely monitor our underwriting standards and make appropriate revisions as facts and circumstances warrant.

“Finally, we are very early in the process with respect to measuring, forecasting and planning for the negative financial impact of the pandemic. As we have previously disclosed, we adopted the Current Expected Credit Loss (“CECL”) accounting method on January 1st of this year. Upon adoption, we increased our Allowance for Credit Losses (“Allowance”) by approximately $6.7 million in order to account for the expected life-of-loan credit losses within our portfolio. This increase was offset with a tax-effected decrease to retained earnings. With the onset of the COVID-19 pandemic, Congress provided companies with an option to delay adoption of CECL within the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES” Act). We understand that the financial impact to the banking industry may not be truly known for months; however, we chose to move forward with CECL as previously planned due to the uncertainty around future adoption later this year. As a result, the Company recorded an additional $7.2 million charge to its credit loss expense during the first quarter of 2020 to account for potential losses within the portfolio brought about by the impact of the pandemic. Our credit loss expense could be subject to future fluctuations, up and down, as additional information becomes available about this very uncertain pandemic situation.

“As it relates to the diversification of our overall loan portfolio, the following table exhibits our top 20 loan concentrations by industry as of March 31, 2020,” concluded Steve Trager.

(dollars in thousands)	Mar. 31, 2020
Industry	Outstanding	Available to Draw	Total Committed

Real Estate Credit (primarily Warehouse Lines of Credit)	$854,191	$319,334	$1,173,525
Lessors of Nonresidential Buildings (except Miniwarehouses)	588,503	28,404	616,907
Lessors of Residential Buildings and Dwellings	440,979	40,953	481,932
Commercial Banking	52,997	34,753	87,750
Hotels (except Casino Hotels) and Motels	76,665	3,443	80,108
Offices of Physicians (except Mental Health Specialists)	62,823	16,075	78,898
Limited-Service Restaurants	63,004	596	63,600
Full-Service Restaurants	49,384	4,307	53,691
Used Car Dealers	20,731	19,867	40,598
Religious Organizations	30,125	3,789	33,914
Fitness and Recreational Sports Centers	30,954	1,455	32,409
Offices of Lawyers	22,558	6,910	29,468
New Housing For-Sale Builders	17,537	7,403	24,940
Lessors of Other Real Estate Property	22,104	1,219	23,323
Offices of Dentists	21,656	1,411	23,067
Line-Haul Railroads	10,816	10,000	20,816
Commercial and Institutional Building Construction	13,221	7,285	20,506
Elementary and Secondary Schools	16,564	3,454	20,018
Fresh Fruit and Vegetable Merchant Wholesalers	10,372	9,249	19,621
Legislative Bodies	18,704	—	18,704
Total Top 20 Industry Concentrations	$2,423,888	$519,907	$2,943,795

The following table highlights Republic’s financial performance for the first quarter of 2020 compared to the first quarter of 2019:

	Total Company Financial Performance Highlights
	Three Months Ended Mar. 31,
(dollars in thousands, except per share data)	2020	2019	$ Change	% Change

Income Before Income Tax Expense*	$33,578	$36,976	$(3,398)	(9)%
Net Income *	26,697	29,516	(2,819)	(10)
Diluted Earnings per Class A Common Share	1.28	1.41	(0.13)	(9)
Return on Average Assets	1.90%	2.16%	NA	(12)
Return on Average Equity	13.71	16.70	NA	(18)

* Results by reportable segment provided near the end of this earnings release. NA – Not applicable

Notable first quarter 2020 financial information for the Company by operating segment follows:

Core Bank(1)

  Traditional Bank net income declined $5.6 million, primarily due to a $5.4 million increase in credit loss expense driven largely by economic concerns of the COVID-19 pandemic. The increase in credit loss expense during the quarter related to the COVID-19 pandemic was partially offset by a large $470,000 loan recovery during the period, as well as the formula impact of a $60 million decrease in Traditional Bank spot balances from December 31, 2019 to March 31, 2020.
  Warehouse Lending net income was strong during the first quarter of 2020, increasing 66% over the first quarter of 2019. As mortgage rates fell during the first quarter of 2020, a surge in consumer refinance volume for Warehouse clients drove a 58% increase in average Warehouse loans for the quarter, which more than offset a 16-basis point decline in the Warehouse net interest margin.
  Mortgage banking revenue was $4.8 million for the first quarter of 2020 compared to $1.5 million for the first quarter of 2019. As mortgage rates fell during the first quarter of 2020, the Company experienced strong growth in consumer refinance activity, particularly within the Company’s relatively new Consumer Direct channel. Overall, the Company originated $125 million of secondary market mortgage loans during the first quarter of 2020 compared to $41 million for the first quarter of 2019.

The following table presents the overall changes in the Core Bank’s net interest income and net interest margin by reportable segment:

	Net Interest Income			Net Interest Margin
(dollars in thousands)	Three Months Ended Mar. 31,			Three Months Ended Mar. 31,
Reportable Segment	2020	2019	Change	2020	2019	Change

Traditional Banking	$40,620	$41,347	$(727)	3.80%	3.84%	(0.04)%
Warehouse Lending	4,307	2,895	1,412	2.68	2.84	(0.16)
Mortgage Banking*	214	102	112	NM	NM	NM
Core Bank	$45,141	$44,344	$797	3.65	3.76	(0.11)

*Includes loans held for sale NM – Not meaningful

Republic Processing Group(2)

  Our seasonal tax business continued to provide its traditional first quarter lift, with net income from our Tax Refund Solutions (“TRS”) segment remaining strong at $11.5 million despite a $1.7 million increase in credit loss expense.
  TRS’s credit loss expense for Easy Advance (“EA”) loans was $15.2 million, or 3.93% of its $387 million in EAs originated during the first quarter of 2020 compared to credit loss expense of $13.4 million, or 3.44% of its $389 million of EAs originated during the first quarter of 2019. The increased credit loss expense for the first quarter of 2020 was due to slower refund payments received from the U.S. Treasury for 2020 as compared to 2019. While the Company is uncertain how much the COVID-19 pandemic contributed to the slower refund payments for 2020, management believes it has adequately adjusted its expected loss rate to absorb EA losses based on information known through the date of this release.

  EAs are only originated during the first two months of each year, with all uncollected EAs charged off by June 30th of each year. EAs collected during the second half of each year are recorded as recoveries of previously charged-off loans. TRS’s loss rate as of June 30, 2019 was 3.45% of total originations and it finished 2019 with an EA loss rate of 2.74% of total EAs originated.
  Net income for our Republic Credit Solutions (“RCS”) grew 38% over the first quarter of 2019. The increase in net income primarily reflects a decrease in credit loss expense on RCS’s line-of-credit product. Credit loss expense for RCS decreased despite $665,000 of additional reserves during the first quarter of 2020 related to the COVID-19 pandemic, as a decrease in net charge-offs and a decrease in outstanding balances for its line-of-credit product drove down credit loss expense.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 42 full-service banking centers and two loan production offices throughout five states: 28 banking centers in 8 Kentucky communities – Covington, Crestview Hills, Florence, Georgetown, Lexington, Louisville, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, New Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace, and one loan production office in Oldsmar; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs and Green Hills, and one loan production office in Brentwood; and two banking centers in two Ohio communities (Cincinnati MSA) – Norwood and West Chester. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.7 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the yield curve, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, and other future conditions, including, but not limited to, the impact of the COVID-19 pandemic. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Mar. 31, 2020	Dec. 31, 2019	Mar. 31, 2019
Assets:
Cash and cash equivalents	$316,263	$385,303	$345,512
Investment securities, net of allowance for credit losses (3)	608,330	537,074	498,318
Loans held for sale	54,904	31,468	24,177
Loans	4,515,599	4,433,151	4,298,710
Allowance for credit losses (3)	(70,431)	(43,351)	(57,961)
Loans, net	4,445,168	4,389,800	4,240,749
Federal Home Loan Bank stock, at cost	38,900	30,831	29,965
Premises and equipment, net	44,215	46,196	43,527
Right-of-use assets	34,349	35,206	38,738
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	85	113	216
Bank owned life insurance ("BOLI")	66,822	66,433	65,265
Other assets and accrued interest receivable	96,697	81,595	63,001
Total assets	$5,722,033	$5,620,319	$5,365,768

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,300,891	$1,033,379	$1,184,480
Interest-bearing	2,770,566	2,752,629	2,589,836
Total deposits	4,071,457	3,786,008	3,774,316

Securities sold under agreements to repurchase and other short-term borrowings	126,080	167,617	173,168
Operating lease liabilities	35,537	36,530	40,203
Federal Home Loan Bank advances	572,500	750,000	560,000
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	91,173	74,680	59,750
Total liabilities	4,937,987	4,856,075	4,648,677

Stockholders' equity	784,046	764,244	717,091
Total liabilities and stockholders' equity	$5,722,033	$5,620,319	$5,365,768
Average Balance Sheet Data
	Three Months Ended Mar. 31,
	2020	2019
Assets:
Federal funds sold and other interest-earning deposits	$207,335	$289,928
Investment securities, including FHLB stock	519,726	563,752
Loans, including loans held for sale	4,493,137	4,256,673
Total interest-earning assets	5,220,198	5,110,353
Total assets	5,626,946	5,476,671

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those held for assumption	$1,249,025	$1,258,461
Interest-bearing deposits, including those held for assumption	2,855,332	2,629,765
Securities sold under agreements to repurchase and other short-term borrowings	208,969	231,602
Federal Home Loan Bank advances	371,319	511,408
Subordinated note	41,240	41,240
Total interest-bearing liabilities	3,476,860	3,414,015
Stockholders' equity	778,900	706,833

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Mar. 31,
	2020	2019

Total interest income (4)	$81,159	$82,633
Total interest expense	8,421	10,334
Net interest income	72,738	72,299

Credit loss expense (3)	22,760	17,231

Noninterest income:
Service charges on deposit accounts	3,136	3,303
Net refund transfer fees	15,823	17,100
Mortgage banking income	4,795	1,539
Interchange fee income	2,552	2,757
Program fees	2,624	1,074
Increase in cash surrender value of BOLI	389	382
Net gains on OREO	3	130
Other	1,247	1,132
Total noninterest income	30,569	27,417

Noninterest expense:
Salaries and employee benefits	26,622	25,076
Occupancy and equipment, net	6,846	6,584
Communication and transportation	1,289	1,161
Marketing and development	833	1,102
FDIC insurance expense	—	448
Bank franchise tax expense	2,506	2,496
Data processing	2,539	2,096
Interchange related expense	1,076	1,315
Supplies	452	484
Other real estate owned and other repossession expense	18	46
Legal and professional fees	1,237	886
Other	3,551	3,815
Total noninterest expense	46,969	45,509

Income before income tax expense	33,578	36,976
Income tax expense	6,881	7,460
Net income	$26,697	$29,516

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Mar. 31,
	2020	2019
Per Share Data:

Basic weighted average shares outstanding	21,035	20,973
Diluted weighted average shares outstanding	21,094	21,106

Period-end shares outstanding:
Class A Common Stock	18,687	18,698
Class B Common Stock	2,200	2,213

Book value per share (5)	$37.54	$34.29
Tangible book value per share (5)	36.45	33.25

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.29	$1.42
Basic EPS - Class B Common Stock	1.17	1.29
Diluted EPS - Class A Common Stock	1.28	1.41
Diluted EPS - Class B Common Stock	1.16	1.28

Cash dividends declared per Common share:
Class A Common Stock	$0.286	$0.264
Class B Common Stock	0.260	0.240

Performance Ratios:

Return on average assets	1.90%	2.16%
Return on average equity	13.71	16.70
Efficiency ratio (6)	45	46
Yield on average interest-earning assets (4)	6.22	6.47
Cost of average interest-bearing liabilities	0.97	1.21
Cost of average deposits (7)	0.61	0.69
Net interest spread (4)	5.25	5.26
Net interest margin - Total Company (4)	5.57	5.66
Net interest margin - Core Bank (1)	3.65	3.76

Other Information:

End of period FTEs (8) - Total Company	1,077	1,073
End of period FTEs - Core Bank	994	997
Number of full-service banking centers	42	45

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the
	Three Months Ended Mar. 31,
	2020	2019
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$20,358	$15,361
Loans past due 90-days-or-more and still on accrual	495	199
Total nonperforming loans	20,853	15,560
OREO	85	216
Total nonperforming assets	$20,938	$15,776

Nonperforming Assets - Core Bank (1):
Loans on nonaccrual status	$20,358	$15,361
Loans past due 90-days-or-more and still on accrual	—	4
Total nonperforming loans	20,358	15,365
OREO	85	216
Total nonperforming assets	$20,443	$15,581

Delinquent loans:
Delinquent loans - Core Bank	$11,863	$7,727
Delinquent loans - RPG (2) (9)	30,764	26,460
Total delinquent loans - Total Company	$42,627	$34,187

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.46%	0.36%
Nonperforming assets to total loans (including OREO)	0.46	0.37
Nonperforming assets to total assets	0.37	0.29
Allowance for credit losses to total loans	1.56	1.35
Allowance for credit losses to nonperforming loans	338	373
Delinquent loans to total loans (9) (10)	0.94	0.80
Net charge-offs to average loans (annualized)	0.19	0.37

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.46%	0.37%
Nonperforming assets to total loans (including OREO)	0.47	0.37
Nonperforming assets to total assets	0.38	0.31
Allowance for credit losses to total loans	0.97	0.75
Allowance for credit losses to nonperforming loans	210	205
Delinquent loans to total loans	0.27	0.18
Net (recoveries) charge-offs to average loans (annualized)	(0.03)	0.04

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Assets:
Cash and cash equivalents	$316,263	$385,303	$397,072	$473,779	$345,512
Investment securities, net of allowance for credit losses (3)	608,330	537,074	638,697	447,512	498,318
Loans held for sale	54,904	31,468	51,243	63,949	24,177
Loans held for sale upon branch divestiture	—	—	130,770	131,881	—
Loans	4,515,599	4,433,151	4,664,054	4,390,533	4,298,710
Allowance for credit losses (3)	(70,431)	(43,351)	(46,932)	(45,983)	(57,961)
Loans, net	4,445,168	4,389,800	4,617,122	4,344,550	4,240,749
Federal Home Loan Bank stock, at cost	38,900	30,831	32,242	32,242	29,965
Premises and equipment, net	44,215	46,196	46,735	44,199	43,527
Right-of-use assets	34,349	35,206	36,051	37,450	38,738
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	85	113	119	1,095	216
Bank owned life insurance	66,822	66,433	66,037	65,642	65,265
Other assets and accrued interest receivable	96,697	81,595	71,259	64,535	63,001
Total assets	$5,722,033	$5,620,319	$6,103,647	$5,723,134	$5,365,768

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,300,891	$1,033,379	$1,031,553	$1,003,793	$1,184,480
Interest-bearing	2,770,566	2,752,629	2,703,199	2,557,127	2,589,836
Deposits held for assumption upon branch divestiture	—	—	142,384	152,954	—
Total deposits	4,071,457	3,786,008	3,877,136	3,713,874	3,774,316

Securities sold under agreements to repurchase and other short-term borrowings	126,080	167,617	167,949	226,002	173,168
Operating lease liabilities	35,537	36,530	37,391	38,852	40,203
Federal Home Loan Bank advances	572,500	750,000	1,170,000	915,000	560,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	91,173	74,680	65,484	56,738	59,750
Total liabilities	4,937,987	4,856,075	5,359,200	4,991,706	4,648,677

Stockholders' equity	784,046	764,244	744,447	731,428	717,091
Total liabilities and stockholders' equity	$5,722,033	$5,620,319	$6,103,647	$5,723,134	$5,365,768
Average Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Assets:
Federal funds sold and other interest-earning deposits	$207,335	$152,286	$302,156	$297,205	$289,928
Investment securities, including FHLB stock	519,726	632,559	547,281	514,366	563,752
Loans, including loans held for sale	4,493,137	4,588,538	4,606,139	4,424,905	4,256,673
Total interest-earning assets	5,220,198	5,373,383	5,455,576	5,236,476	5,110,353
Total assets	5,626,946	5,638,498	5,711,636	5,480,525	5,476,671

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits, including those held for assumption	$1,249,025	$1,062,010	$1,065,904	$1,098,817	$1,258,461
Interest-bearing deposits, including those held for assumption	2,855,332	2,966,993	2,833,632	2,588,836	2,629,765
Securities sold under agreements to repurchase and other short-term borrowings	208,969	248,558	246,889	220,189	231,602
Federal Home Loan Bank advances	371,319	469,130	690,457	710,879	511,408
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,476,860	3,725,921	3,812,218	3,561,144	3,414,015
Stockholders' equity	778,900	758,740	742,176	728,723	706,833

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019

Total interest income (4)	$81,159	$64,527	$68,059	$65,664	$82,633
Total interest expense	8,421	10,132	12,573	11,718	10,334
Net interest income	72,738	54,395	55,486	53,946	72,299

Credit loss expense (3)	22,760	914	3,153	4,460	17,231

Noninterest income:
Service charges on deposit accounts	3,136	3,547	3,749	3,598	3,303
Net refund transfer fees	15,823	112	317	3,629	17,100
Mortgage banking income	4,795	2,480	3,064	2,416	1,539
Interchange fee income	2,552	2,814	3,031	3,257	2,757
Program fees	2,624	1,284	1,317	1,037	1,074
Increase in cash surrender value of BOLI	389	397	394	377	382
Net gains on OREO	3	53	267	90	130
Net gain (loss) on branch divestiture	—	7,948	(119)	—	—
Other	1,247	1,020	791	721	1,132
Total noninterest income	30,569	19,655	12,811	15,125	27,417

Noninterest expense:
Salaries and employee benefits	26,622	23,997	24,822	25,286	25,076
Occupancy and equipment, net	6,846	6,497	6,571	6,472	6,584
Communication and transportation	1,289	1,198	1,017	1,071	1,161
Marketing and development	833	1,223	1,420	1,278	1,102
FDIC insurance expense	—	—	—	295	448
Bank franchise tax expense	2,506	927	935	935	2,496
Data processing	2,539	2,532	2,344	2,217	2,096
Interchange related expense	1,076	1,115	1,138	1,302	1,315
Supplies	452	335	292	582	484
OREO expense	18	2	130	148	46
Legal and professional fees	1,237	601	1,026	844	886
Other	3,551	2,408	2,716	2,998	3,815
Total noninterest expense	46,969	40,835	42,411	43,428	45,509

Income before income tax expense	33,578	32,301	22,733	21,183	36,976
Income tax expense	6,881	6,533	4,325	3,176	7,460
Net income	$26,697	$25,768	$18,408	$18,007	$29,516

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Per Share Data:

Basic weighted average shares outstanding	21,035	21,036	21,036	21,016	20,973
Diluted weighted average shares outstanding	21,094	21,133	21,137	21,138	21,106

Period-end shares outstanding:
Class A Common Stock	18,687	18,737	18,744	18,740	18,675
Class B Common Stock	2,200	2,206	2,208	2,208	2,213

Book value per share (5)	$37.54	$36.49	$35.54	$34.92	$34.29
Tangible book value per share (5)	36.45	35.41	34.47	33.87	33.25

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.29	$1.23	$0.88	$0.86	$1.42
Basic EPS - Class B Common Stock	1.17	1.13	0.80	0.79	1.29
Diluted EPS - Class A Common Stock	1.28	1.23	0.88	0.86	1.41
Diluted EPS - Class B Common Stock	1.16	1.12	0.80	0.78	1.28

Cash dividends declared per Common share:
Class A Common Stock	$0.286	$0.264	$0.264	$0.264	$0.264
Class B Common Stock	0.260	0.240	0.240	0.240	0.240

Performance Ratios:

Return on average assets	1.90%	1.83%	1.29%	1.31%	2.16%
Return on average equity	13.71	13.58	9.92	9.88	16.70
Efficiency ratio (6)	45	62	62	63	46
Yield on average interest-earning assets (4)	6.22	4.80	4.99	5.02	6.47
Cost of average interest-bearing liabilities	0.97	1.09	1.32	1.32	1.21
Cost of average deposits (7)	0.61	0.74	0.82	0.75	0.69
Net interest spread (4)	5.25	3.71	3.67	3.70	5.26
Net interest margin - Total Company (4)	5.57	4.05	4.07	4.12	5.66
Net interest margin - Core Bank (1)	3.65	3.56	3.56	3.62	3.76

Other Information:

End of period FTEs (8) - Total Company	1,077	1,080	1,093	1,089	1,073
End of period FTEs - Core Bank	994	997	1,013	1,012	997
Number of full-service banking centers	42	41	45	45	45

Republic Bancorp, Inc. Financial Information

First Quarter 2020 Earnings Release (continued)

(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$20,358	$23,332	$20,574	$19,238	$15,361
Loans past due 90-days-or-more and still on accrual	495	157	175	166	199
Total nonperforming loans	20,853	23,489	20,749	19,404	15,560
OREO	85	113	119	1,095	216
Total nonperforming assets	$20,938	$23,602	$20,868	$20,499	$15,776

Nonperforming Assets - Core Bank (1):
Loans on nonaccrual status	$20,358	$23,332	$20,574	$19,238	$15,361
Loans past due 90-days-or-more and still on accrual	—	—	—	—	4
Total nonperforming loans	20,358	23,332	20,574	19,238	15,365
OREO	85	113	119	1,095	216
Total nonperforming assets	$20,443	$23,445	$20,693	$20,333	$15,581

Delinquent Loans:
Delinquent loans - Core Bank	$11,863	$13,042	$13,496	$12,524	$7,727
Delinquent loans - RPG (2) (9)	30,764	7,762	6,876	6,802	26,460
Total delinquent loans - Total Company	$42,627	$20,804	$20,372	$19,326	$34,187

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.46%	0.53%	0.44%	0.44%	0.36%
Nonperforming assets to total loans (including OREO)	0.46	0.53	0.45	0.47	0.37
Nonperforming assets to total assets	0.37	0.42	0.34	0.36	0.29
Allowance for credit losses to total loans	1.56	0.98	1.01	1.05	1.35
Allowance for credit losses to nonperforming loans	338	185	226	237	373
Delinquent loans to total loans (9) (10)	0.94	0.47	0.44	0.44	0.80
Net charge-offs to average loans (annualized)	0.19	0.39	0.68	1.49	0.37

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.46%	0.54%	0.45%	0.45%	0.37%
Nonperforming assets to total loans (including OREO)	0.47	0.54	0.45	0.47	0.37
Nonperforming assets to total assets	0.38	0.43	0.35	0.37	0.31
Allowance for credit losses to total loans	0.97	0.70	0.73	0.77	0.75
Allowance for credit losses to nonperforming loans	210	129	163	171	205
Delinquent loans to total loans	0.27	0.30	0.30	0.29	0.18
Net (recoveries) charge-offs to average loans (annualized)	(0.03)	0.19	0.15	0.04	0.04

Republic Bancorp, Inc. Financial Information
First Quarter 2020 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of March 31, 2020, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. MemoryBank®, the Company’s national branchless banking platform is part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking

Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its digital delivery channels.

Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single-family, first-lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions

TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refunds through Refund Transfer products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.

Loans, refund transfers, and prepaid cards.

Republic Credit Solutions

Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.

Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are generally the same as those described in the summary of significant accounting policies in the Company’s 2019 Annual Report on Form 10-K. The Company did update its accounting policies during the first quarter of 2020 upon adoption of the CECL standard. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless reasonable and specific segment allocations can be made. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
First Quarter 2020 Earnings Release (continued)

Segment information for the quarters ended March 31, 2020 and 2019 follows:

	Three Months Ended March 31, 2020
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$40,620	$4,307	$214	$45,141	$20,525	$7,072	$27,597	$72,738

Credit loss expense	5,589	332	—	5,921	15,133	1,706	16,839	22,760

Net refund transfer fees	—	—	—	—	15,823	—	15,823	15,823
Mortgage banking income	—	—	4,795	4,795	—	—	—	4,795
Program fees	—	—	—	—	312	2,312	2,624	2,624
Other noninterest income	7,235	11	24	7,270	57	—	57	7,327
Total noninterest income	7,235	11	4,819	12,065	16,192	2,312	18,504	30,569

Total noninterest expense	36,647	803	1,996	39,446	6,629	894	7,523	46,969

Income before income tax expense	5,619	3,183	3,037	11,839	14,955	6,784	21,739	33,578
Income tax expense	460	716	638	1,814	3,497	1,570	5,067	6,881
Net income	$5,159	$2,467	$2,399	$10,025	$11,458	$5,214	$16,672	$26,697

Period-end assets	$4,471,235	$851,405	$53,298	$5,375,938	$240,898	$105,197	$346,095	$5,722,033

Net interest margin	3.80%	2.68%	NM	3.65%	NM	NM	NM	5.57%

Net-revenue concentration*	46%	4%	5%	55%	36%	9%	45%	100%
	Three Months Ended March 31, 2019
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$41,347	$2,895	$102	$44,344	$20,438	$7,517	$27,955	$72,299

Credit loss expense	189	225	—	414	13,434	3,383	16,817	17,231

Net refund transfer fees	—	—	—	—	17,100	—	17,100	17,100
Mortgage banking income	—	—	1,539	1,539	—	—	—	1,539
Program fees	—	—	—	—	146	928	1,074	1,074
Other noninterest income	6,896	10	40	6,946	131	627	758	7,704
Total noninterest income	6,896	10	1,579	8,485	17,377	1,555	18,932	27,417

Total noninterest expense	35,550	758	1,320	37,628	7,114	767	7,881	45,509

Income before income tax expense	12,504	1,922	361	14,787	17,267	4,922	22,189	36,976
Income tax expense	1,765	433	76	2,274	4,030	1,156	5,186	7,460
Net income	$10,739	$1,489	$285	$12,513	$13,237	$3,766	$17,003	$29,516

Period-end assets	$4,471,419	$559,545	$17,087	$5,048,051	$224,485	$93,232	$317,717	$5,365,768

Net interest margin	3.84%	2.84%	NM	3.76%	NM	NM	NM	5.66%

Net-revenue concentration*	48%	3%	2%	53%	38%	9%	47%	100%
_________________________
*Net revenues represent total net interest income plus noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

Republic Bancorp, Inc. Financial Information
First Quarter 2020 Earnings Release (continued)

(1)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(2)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(3)

Effective January 1, 2020, the Company adopted Accounting Standards Codification (“ASC”) 326 Financial Instruments – Credit Losses, which replaces the pre-January 1, 2020 “probable-incurred” method for calculating the Company’s Allowance for Credit Losses (“ACL”) with the current expected credit loss (“CECL”) method. CECL is applicable to financial assets measured at amortized cost, including loan and lease receivables and held-to-maturity debt securities. CECL also applies to certain off-balance sheet credit exposures. In addition to CECL, ASC 326 made changes to the accounting for Available-for-Sale (“AFS”) debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on AFS debt securities that the Company does not intend or will likely not be compelled to sell.

When measuring an ACL, CECL primarily differs from the probable-incurred method by: a) incorporating a lower “expected” threshold for loss recognition versus a higher “probable” threshold; b) requiring life-of-loan considerations; and c) requiring reasonable and supportable forecasts. The Company’s CECL method is a “static-pool” method that analyzes historical closed pools of loans over their expected lives to attain a loss rate, which is then adjusted for current conditions and reasonable and supportable forecasts prior to being applied to the current balance of the analyzed pools. Due to its reasonably strong correlation to the Company's historical net loan losses, the Company has chosen to use the U.S. unemployment rate as its primary forecasting tool.

In accord with the adoption of ASC 326 and CECL, the Company recorded on January 1, 2020 a $6.7 million, or 16%, increase in the ACL for its loans and leases, a $51,000 ACL for its investment debt securities, and an approximate $456,000 ACL for its off-balance sheet exposures. This adoption also reduced the Company’s retained earnings on a tax-effected basis, with no impact on earnings for the quarter ended March 31, 2020. The adoption date increase in ACL for the Company’s loans and leases primarily reflects additional ACL for longer duration loan portfolios, such as the Company's residential real estate and consumer loan portfolios. No additional segmentation of the Bank's loan portfolios was deemed necessary upon adoption.

(4)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income per quarter was as follows: $28.5 million (quarter ended March 31, 2020); $8.5 million (quarter ended December 31, 2019); $9.1 million (quarter ended September 30, 2019); $8.4 million (quarter ended June 30, 2019); and $28.6 million (quarter ended March 31, 2019).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $19.3 million and $18.9 million for the quarters ended March 31, 2020 and 2019. EAs are only offered during the first two months of each year.

(5)

The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019

Total stockholders' equity - GAAP (a)	$784,046	$764,244	$744,447	$731,428	$717,091
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,994	5,888	5,483	5,158	4,935
Less: Core deposit intangible	423	469	516	562	608
Tangible stockholders' equity - Non-GAAP (c)	$761,329	$741,587	$722,148	$709,408	$695,248

Total assets - GAAP (b)	$5,722,033	$5,620,319	$6,103,647	$5,723,134	$5,365,768
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	5,994	5,888	5,483	5,158	4,935
Less: Core deposit intangible	423	469	516	562	608
Tangible assets - Non-GAAP (d)	$5,699,316	$5,597,662	$6,081,348	$5,701,114	$5,343,925

Total stockholders' equity to total assets - GAAP (a/b)	13.70%	13.60%	12.20%	12.78%	13.36%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	13.36%	13.25%	11.87%	12.44%	13.01%

Number of shares outstanding (e)	20,887	20,943	20,948	20,948	20,911

Book value per share - GAAP (a/e)	$37.54	$36.49	$35.54	$34.92	$34.29
Tangible book value per share - Non-GAAP (c/e)	36.45	35.41	34.47	33.87	33.25
(6)

The efficiency ratio, a non-GAAP measure with no GAAP comparable, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities and the Company’s net gain from its November 2019 branch divestiture.

	Three Months Ended Mar. 31,
(dollars in thousands)	2020	2019

Net interest income	$72,738	$72,299
Noninterest income	30,569	27,417
Less: Net gain (loss) on sales, calls, and impairment of debt and equity securities	40	37
Total adjusted revenue - Non-GAAP (a)	$103,267	$99,679

Noninterest expense (b)	$46,969	$45,509

Efficiency Ratio - Non-GAAP (b/a)	45%	46%
	Three Months Ended
(dollars in thousands)	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019

Net interest income	$72,738	$54,395	$55,486	$53,946	$72,299
Noninterest income	30,569	19,655	12,811	15,125	27,417
Less: Net gain on branch divestiture	—	7,948	(119)	—	—
Less: Net gain (loss) on sales, calls, and impairment of debt and equity securities	40	(12)	19	33	37
Total adjusted revenue - Non-GAAP (a)	$103,267	$66,114	$68,397	$69,038	$99,679

Noninterest expense (b)	$46,969	$40,835	$42,411	$43,428	$45,509

Efficiency Ratio - Non-GAAP (b/a)	45%	62%	62%	63%	46%

(7)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(8)	FTEs – Full-time-equivalent employees.

(9)

Delinquent loans for the RPG segment included $23 million and $19 million of EAs at March 31, 2020 and 2019. EAs are only offered during the first two months of each year. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

(10)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

NM – Not meaningful

NA – Not applicable

Contacts

Republic Bancorp, Inc.
Kevin Sipes
Executive Vice President & Chief Financial Officer
(502) 560-8628